DEBENTURE

FOR VALUE RECEIVED, Perpetual Industries Inc. (the "Borrower") hereby promises to pay, to or to the order of Divine Investments Inc. (the "Lender"), the principal sum of US $100,000.

Interest on the principal accrues at the rate of 12% per annum, computed from the date or respective dates of the advance of the said sum and calculated not in advance on the amount outstanding from day to day, and is payable annually in arrears on each July 31 during the term of this Debenture, and both before and after default and judgment. Such interest is not compounding and is calculated annually on the remaining principal amount only.

Payments of both principal and interest are to be made in lawful money of the United States, at the principal office of the Lender, presently located at 442 Quilchena Drive, Kelowna BC V1W 4S8.

This Debenture is subject to the following terms and conditions and the Lender is entitled to the benefits set out herein:

1. DEFINITIONS AND INTERPRETATION

1.1

Definitions. For the purposes of this Debenture, in addition to the words or expressions defined parenthetically herein, the following words and expressions shall have the following meanings, respectively:

"Board" means the board of directors of the Borrower.

"Borrower" means Perpetual Industries Inc., a corporation incorporated under the laws of the State of Nevada.

"Business Day" means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the City of Calgary, Alberta, Canada.

"Constating Documents" means the Articles of Incorporation and the By-laws of the Borrower, and any amendments to either of them.

"Debenture" means this non-negotiable debenture of the Borrower in the principal sum of US $100,000.

"Indebtedness" shall mean, at any time and from time to time, all of the indebtedness, whether for principal, accrued interest or otherwise, liability and obligations of the Borrower to the Lender hereunder.

"Lender" means Divine Investments Inc. or its successor.

"Person" includes any individual, corporation, company, partnership, association, estate, trust or government or any agency or political subdivision of any government.

1.2

Interpretation. For the purposes of this Debenture, except as expressly provided or unless the content requires otherwise:

(a)

the headings used throughout this Debenture are for ease of reference only and shall not in any way affect the meaning or interpretation of this Debenture;

(b)

any reference herein to a numbered or lettered part or section refers to the specified part or section of this Debenture;

(c)

"hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular part or section of this Debenture;

(d)

any words or expressions contained in this Debenture which impart the singular number include the plural number and vice versa; and

(e)

any words or expressions contained in this Debenture which impart any gender include all genders.

Filename: Perpetual-Divine CD 01Oct13.docx

1.3

Proper Law and Attornment. This Debenture and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties hereto, by the execution and delivery of this Debenture, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Debenture, hereby attorns and submits to the jurisdiction of the courts of the Province of Alberta for the determination of all matters arising pursuant to this Debenture.

1.4

Non-Business Days. Whenever any payment hereunder (whether in regard to principal, interest or otherwise) shall become due on a day, which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. During an extension under this Section of any due date for payment of any principal sum, interest shall be payable to the date of actual payment of such principal sum at the rate payable hereunder.

1.5

Application of Payments. All payments made in respect of the repayment of this Debenture shall be applied first to payment of principal and secondly to payment of interest.

2. DEBENTURE

2.1

Issue. This Debenture is issued in consideration of receipt by the Borrower of the principal sum of US $100,000.

2.2

Prepayment Privilege. The Borrower may repay all or any portion of the outstanding principal and accrued but unpaid interest at any time and from time to time without notice, penalty or bonus.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER

3.1

The Borrower represents and warrants to the Lender that:

(a)

the consents, approval or action of all requisite federal, provincial, municipal, regulatory, administrative or governmental authority or court or self-regulatory body to whose jurisdiction the Borrower is subject or of any party to any agreement, contract, mortgage, note or any other instrument to which the Borrower is a party or is subject or by which the Borrower may be bound have been obtained for the execution and delivery of this Debenture by the Borrower and the performance by the Borrower of its obligations under this Debenture;

(b)

the Borrower is not in violation of any term of any law, rule or regulation or any judgment decree or order binding on or applicable to it or of any license, agreement or instrument to which it is a party or by which its properties may be bound or affected;

(c)

the Borrower is a corporation duly organized and validly subsisting in good standing under the laws of the State of Nevada, has the corporate power and authority to own its property and to carry on its business as now being conducted by it, is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, has the corporate power and authority to execute, deliver and perform the terms and provisions of this Debenture, and has taken all necessary action to authorize the execution and delivery of this Debenture, and when executed and delivered this Debenture will constitute a legal, valid and binding obligation of the Borrower;

(d)

all financial statements of the Borrower are to be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and present fairly the financial position of the Borrower as of the dates thereof and the results of the Borrower's operations or changes in financial position; and

(e)

neither the execution nor delivery of this Debenture nor the transactions contemplated herein nor compliance with nor performance nor observance of the terms and provisions of this Debenture will:

(1)

contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, decree, order or permit applicable to it;

(2)

contravene the Borrower's Constating Documents; or

(3)

conflict with or result in a breach of or constitute a default under any agreement or instrument, written or oral, to which the Borrower is a party or by which it is bound.

Filename: Perpetual-Divine CD 01Oct13.docx

4. REPRESENTATIONS AND WARRANTIES OF THE LENDER

4.1

The Lender represents and warrants to the Borrower that:

(a)

the execution and delivery of this Debenture by the Lender, the performance by the Lender of its obligations hereunder and the consummation by the Lender of the transactions contemplated hereby do not require any consent, approval or action of any federal, provincial, municipal, regulatory, administrative or governmental authority or court or self-regulatory body to whose jurisdiction the Lender is subject or of any party to any agreement, contract, mortgage, note or any other instrument to which the Lender is a party or is subject or by which the Lender may be bound or that any such consents have been obtained.

(b)

neither the execution nor delivery of this Debenture nor the transactions contemplated herein nor compliance with nor performance nor observance of the terms and provisions of this Debenture will:

(1)

contravene any provision of law, statute, rule or regulation to which the Lender is subject or any judgment, decree, order or permit applicable to it; or

(2)

conflict or result in a breach of or constitute a default under any agreement or instrument, written or oral, to which the Lender is a party or by which it is bound.

5. GENERAL PROVISIONS

5.1

Notices. All notices and other communications required or permitted pursuant to or in relation to this Debenture shall be in writing and shall be personally served upon or faxed or emailed to the Borrower or the Lender, as the case may be, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of service or actual receipt of fax or email transmission; or communicated by regular mail posted in Canada to the addressee; at the following respective addresses and numbers:

For the Borrower:

Perpetual Industries Inc.

5-8720 Macleod Trail South, #110, Calgary AB T2H 0M4

Fax 403-770-8122, Tel 403-214-4321,  Email notice@perpetualindustries.com

For the Lender:

Divine Investments Inc.

442 Quilchena Drive, Kelowna BC V1W 4S8

Fax 250-764-8634, Tel 250-764-8639, Email hbewernick@shaw.ca

In which case such notice shall conclusively be deemed to have been given to the addressee thereof upon the third Business Day from the date of mailing in Canada. Each party hereby may, from time to time, by notice to the other parties, change its address for service.

5.2

Equitable Remedies. The Borrower acknowledges that damages may be an inadequate remedy for the breach or default in observance or performance of its obligations under this Debenture, and accordingly the Borrower agrees that in the event of an actual or anticipatory breach or default in observance or performance of any of its obligations hereunder, the same may be enforced by specific performance, injunction or such other equitable remedy, in lieu of damages, as the Lender may in its sole and absolute discretion consider advisable and as may be awarded by a court of competent jurisdiction.

5.3

Arbitration. Notwithstanding Sections 1.3 and 5.2, all disputes arising from the execution of, or in connection with, this Agreement shall be settled through friendly consultation between both parties. In case no settlement can be reached, the disputes shall be submitted for arbitration. The arbitration shall take place in Calgary, Alberta and shall be governed by the rules of the ADR (Appropriate Dispute Resolution) Institute of Alberta. The arbitration award shall be final and binding on both parties.

5.4

Indemnification. The Borrower shall assume no liability and the Lender shall assume all liability and indemnify and save harmless the Borrower and the Borrower’s directors, officers, employees, agents and assigns from and against all claims, actions, obligations, liabilities, damages, losses and judgments, including any incidental costs, expenses, court costs and legal fees.

Filename: Perpetual-Divine CD 01Oct13.docx

5.5

Amendments.  Neither this Debenture nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

5.6

Severability.  If any covenant or obligation of any party contained herein, or if any provision of this Debenture or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Debenture or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Debenture shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

5.7

Parties in Interest.  This Debenture shall enure to the benefit of and be binding on the parties hereto and their respective successors.

5.8

Assignment.  The rights of the Lender under this Debenture shall not be assignable in whole or in part without the prior approval of the Borrower, such approval not to be unreasonably withheld.

5.9

Time of the Essence.  Time is expressly declared to be of the essence of this Debenture in respect of all payments to be made hereunder, the exercise of any redemption rights hereunder, and all covenants and agreements to be performed and fulfilled.

IN WITNESS WHEREOF the Borrower and the Lender have executed this Debenture as of the 1st day of October, 2013.

DIVINE INVESTMENTS INC. Per: /s/ Harold Bewernick Harold Bewernick	PERPETUAL INDUSTRIES INC. Per: /s/ Brent W. Bedford Brent W. Bedford

Filename: Perpetual-Divine CD 01Oct13.docx